Quantum Announces $19.1 Million in Registered Direct Offering of Common Stock with a Single Institutional Investor

Irvine, Calif., August 20, 2008 /PRNewswire/ - Quantum Fuel Systems Technologies Worldwide, Inc. (Nasdaq: QTWW), today announced that it has entered into a definitive agreement with a single institutional investor to sell 9,000,000 units, with each unit consisting of one share of common stock and a warrant to purchase 1.5 shares of common stock (together, a "unit"). The purchase price is $2.12 per unit, for aggregate proceeds of $19.1 million, before deducting placement agent fees and estimated offering expenses. The purchase price represents a 10 percent premium from the August 19, 2008 closing bid price of $1.93. The warrants are immediately separable from the units, and will be immediately exercisable and will expire on August 25, 2015. The exercise price for the warrants will be $4.00 per share, subject to certain anti-dilution provisions. All of the units are being offered under an effective shelf registration statement previously filed with the Securities and Exchange Commission.

Merriman Curhan Ford (NASDAQ: MERR) acted as sole placement agent in the transaction, which is expected to close on August 25, 2008.

About Quantum:

Quantum Fuel Systems Technologies Worldwide, Inc., a fully integrated alternative energy company, is a leader in the development and production of advanced propulsion systems, energy storage technologies, and alternative fuel vehicles. Quantum's portfolio of technologies includes advanced lithium-ion battery systems, electronic controls, hybrid electric drive systems, hydrogen storage and metering systems and alternative fuel technologies that enable fuel efficient, low emission hybrid, plug-in hybrid electric, fuel cell, and alternative fuel vehicles. Quantum's powertrain engineering, system integration, vehicle manufacturing, and assembly capabilities provide fast-to-market solutions to support the production of hybrid and plug-in hybrid, hydrogen-powered hybrid, fuel cell, alternative fuel, and specialty vehicles, as well as modular, transportable hydrogen refueling stations. Quantum's customer base includes automotive OEMs, fleets, aerospace industry, military and other government entities, and other strategic alliance partners.

Quantum co-founded Fisker Automotive, Inc., a "green American car company". Fisker Automotive will offer a range of environmentally friendly premium cars, incorporating Quantum's proprietary high-performance plug-in-hybrid electric vehicle architecture, known as "Q-Drive," into a unique chassis that will enable optimizing the performance and vehicle dynamics. More information is available at http://www.fiskerautomotive.com.

More information can be found about Quantum's products and services at http://www.qtww.com.

Forward Looking Statements

Except for historical information, the statements, expectations, and assumptions contained in the foregoing press release are forward-looking statements. Such forward-looking statements include, but are not limited to, the Company's expectations regarding statements about the close of this transaction. Such statements are subject to a number of risks and uncertainties, and actual results could differ materially from those discussed in any forward-looking statement. Reference should also be made to the risk factors set forth from time to time in the Company's SEC reports, including but not limited to those contained in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2008. The Company does not undertake to update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

For more information regarding Quantum, please contact:

At the Company:

Dale Rasmussen

Investor Relations

DRasmussen@qtww.com

1-206-315-8242

Investor Relations:

RedChip Companies, Inc.

Sanford Diday

1-800-REDCHIP (733-2447, Ext. 115)

info@redchip.com

http://redchip.com

©2008 Quantum Fuel Systems Technologies Worldwide, Inc.

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